Schedule 10.20
Holders

1. Warrant, issued by the Company in favor of PFK Acquisition Group, LLC, dated February 21, 2006.

2. Warrant, issued by the Company in favor of Alfred F. Bracher, III, dated February 14, 2006.

3. Warrant, issued by the Company in favor of Howard Goldberg, dated March 13, 2006.

4. Warrant, issued by the Company in favor of Thomas A. Nicolette, dated March 24, 2006.

5. Warrant, issued by the Company in favor of Real Path, Inc., dated February 14, 2006.

6. Warrant, issued by the Company in favor of Robert Schachter Trust, Diane Schachter, Trustee, dated February 7, 2006.

7. Warrant, issued by the Company in favor of Harvey Goldberg, dated March 24, 2006.

8. Warrant, issued by the Company in favor of Larry Chimerine, dated March 21, 2006.